Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Reports Full Year Fiscal 2021 Financial Results and Provides Business Update

Vancouver, BC – September 24, 2021 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing and clinical development of rare cannabinoids, today reported financial results for the fiscal year ended June 30, 2021.

Conference Call & Webcast:

Friday, September 24, 2021, at 8:00 AM Pacific Time, 11:00 AM Eastern Time

US/CANADA Participant Toll-Free Dial-In Number: +1 (855) 605-1745

US/CANADA Participant International Dial-In Number: +1 (914) 987-7959

Conference ID: 9373618

Webcast: https://edge.media-server.com/mmc/p/ny89uo2r

(*Webcast replay available for 90 days)

The Company’s full financial statements and related MD&A for the fiscal year ended June 30, 2021, are available at www.inmedpharma.com, www.sedar.com and at www.sec.gov.

Eric A. Adams, InMed CEO, states, “In the final quarter of our of fiscal year 2021, as well as throughout the year, we made important progress in corporate development, pharmaceutical drug development and in advancing our proprietary manufacturing approach, IntegraSyn™. With the recent announcements regarding our acquisition of BayMedica Inc., the Company is well positioned to continue its activities to solidify a leadership position in the field of rare cannabinoids.”

Business Update:

●	Corporate Development. On June 29, 2021, the Company announced it had entered into a non-binding letter of intent (the “LOI”) to acquire BayMedica Inc. (“BayMedica”), a private company based in the U.S. that specializes in the manufacture and commercialization of rare cannabinoids and on September 13, 2021, the Company announced the signing of a Definitive Agreement (“Definitive Agreement”) related to the acquisition. The transaction, which is subject to certain standard closing conditions, is expected to close in the coming weeks. Upon closing, InMed will become a global leader in the manufacturing of rare cannabinoids, with expertise in three distinct and complementary cannabinoid manufacturing approaches. InMed’s proprietary cannabinoid manufacturing process, IntegraSyn™, combined with BayMedica’s synthetic biology and chemical synthesis capabilities, will provide InMed with the requisite flexibility to select the most appropriate, cost-effective manufacturing method based on the target cannabinoid and appropriate quality specifications for the desired market segment. In addition to cannabinoid manufacturing, the combined company will continue to explore the therapeutic potential of cannabinoids and novel cannabinoid analogs for pharmaceutical drug development, as well as expand commercial sales of rare cannabinoids to the consumer health and wellness sector.

●	IntegraSynTM. On April 26, 2021, the Company announced that its IntegraSyn™ cannabinoid manufacturing approach had achieved a level of 2g/L cannabinoid yield, a milestone that signaled commercial viability and supported the advancement to large-scale commercial production. Subsequent to this, on June 17, 2021, InMed announced that its continued optimization of IntegraSyn™ had resulted in increasing the cannabinoid yield to a level of 5 g/L, significantly exceeding currently reported industry yields and further improving the economics of this proprietary manufacturing approach. The impact of improved yield is a significant reduction in the overall cost of manufacturing due to increased cannabinoid production per batch. InMed is now focused on manufacturing scale-up to larger batch sizes.

●	INM-755 for the treatment of epidermolysis bullosa (“EB”). On April 28, 2021, InMed announced it had filed Clinical Trial Applications (“CTAs”) in multiple countries for its multi-site Phase 2 clinical trial of INM-755 (cannabinol) cream in Epidermolysis Bullosa (“EB”). To date, CTA’s have now been filed in all 7 participating countries: Austria, France, Germany, Greece, Italy, Israel and Serbia. This INM-755-201 study is designed to enroll up to 20 patients, conservatively within 12 months. All four subtypes of inherited EB, being EB Simplex, Dystrophic EB, Junctional EB, and Kindler Syndrome, are eligible for this study in which InMed will evaluate the safety of INM-755 (cannabinol) cream and its preliminary efficacy in treating symptoms and wound healing over a 28-day period. The study will use a within-patient, double-blind design whereby matched index areas will be randomized to be treated with either INM-755 (cannabinol) cream or vehicle cream as a control. The Company anticipates the patient enrollment to start in the coming weeks.

●	INM-088 for the treatment of glaucoma. On August 17, 2021, InMed presented preclinical data at the H.C. Wainwright Ophthalmology Conference demonstrating that cannabinol was effective at providing neuroprotection to the retina ganglion cells and reducing intraocular pressure in glaucoma models. Over the past quarter, InMed has continued to set up a larger scale drug product manufacturing process, completed dose-ranging studies and conducted topline clinical design work with its clinical research organization. The drug product produced from the larger scale will be used to support the upcoming GLP studies while the dose-ranging studies will assist in providing guidance on the appropriate dosing level and regimen needed for the GLP studies. Currently, we anticipate the GLP studies to be completed by mid-2022.

Financing Activities and Results of Operations (expressed in US Dollars):

●	On April 27, 2021, InMed announced that, based on the strong trading data on the Nasdaq, it had provided written notice to the Toronto Stock Exchange (the “TSX”) regarding the voluntary delisting of its common shares. InMed’s common shares were delisted from the TSX at the close of trading on May 7, 2021. InMed’s common shares continue to be listed and tradable on the Nasdaq under the symbol “INM”.

●	On June 29, 2021, the Company announced that it had entered into securities purchase agreement with an institutional investor to raise approximately US$12.0 million and on July 2, 2021, the Company announced that it had closed the private placement. Under the terms of the private placement, an aggregate of 4,036,327 common shares (or common share equivalents in lieu thereof) and warrants to purchase up to an aggregate of 4,036,327 common shares, at an effective purchase price of US$2.973 per common share (or common stock equivalent in lieu thereof) and associated warrant. The warrants have an exercise price of US$2.848 per share, are exercisable immediately and have a term of five years. After deducting the placement agent fees and estimated offering expenses payable by the Company, the Company received net proceeds of approximately US$11.0 million.

●	For the year ended June 30, 2021, the Company recorded a net loss of $10.2 million, or $1.52 per share, compared with a net loss of $8.9 million, or $1.71 share, for the year ended June 30, 2020.

●	Research and development and patents expenses were $5.3 million for the year ended June 30, 2021, compared with $5.8 million for the year ended June 30, 2020. The reduction in research and development and patents expenses was primarily due to decreased purchases of the active pharmaceutical ingredients used in INM-755 clinical trials. In addition, share-based payments were $0.3 million lower for the year ended June 30, 2021 while contract research organization (“CRO”) expenditures increased by $0.2 million relative to the prior year.

●	The Company incurred general and administrative expenses of $4.5 million for the year ended June 30, 2021, compared with $3.2 million for the year ended June 30, 2020. The increase results from a combination of changes including substantially higher insurance fees and higher personnel expenses, partially offset by lower share-based payments and lower investor relation expenses.

●	The Company also incurred non-cash, share-based payments in connection with the grant of stock options, of $0.6 million for the year ended June 30, 2021 compared with $1.0 million for the year ended June 30, 2020. Share-based payments amounts are included within research and development expenses and general and administrative expenses.

●	At June 30, 2021, the Company’s cash, cash equivalents and short-term investments were $7.4 million, which compares to $5.8 million at June 30, 2020. The increase in cash, cash equivalents and short-term investments during the year ended June 30, 2021, was primarily the result of the November 16, 2020 public offering and the February 16, 2021 private placement partially offset by cash outflows from operating activities.

●	At June 30, 2021, the Company’s total issued and outstanding shares were 8,050,707. During the year ended June 30, 2021, the weighted average number of common shares was 6,719,830, which is used for the calculation of loss per share for the year.

Table 1: Consolidated statements of financial position:

InMed Pharmaceuticals Inc.

CONSOLIDATED BALANCE SHEETS

As at June 30, 2021 and 2020

Expressed in U.S. Dollars

	June 30, 2021	June 30, 2020
ASSETS	$	$
Current
Cash and cash equivalents	7,363,126	5,805,809
Short-term investments	46,462	42,384
Accounts receivable	11,919	45,344
Prepaids and other assets	956,762	418,920
Total current assets	8,378,269	6,312,457
Non-Current
Property and equipment, net	326,595	403,485
Intangible assets, net	1,061,697	1,086,655
Other assets	14,655	-
Total Assets	9,781,216	7,802,597
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payables and accrued liabilities	2,134,878	1,607,303
Current portion of lease obligations	80,483	68,965
Total current liabilities	2,215,361	1,676,268
Non-current
Lease obligations	189,288	248,011
Total Liabilities	2,404,649	1,924,279
Shareholders' Equity
Common shares, no par value, unlimited authorized shares:
8,050,707 (June 30, 2020 - 5,220,707) issued and outstanding	60,587,417	53,065,240
Additional paid-in capital	21,513,051	17,764,333
Accumulated deficit	(74,852,470)	(64,649,381)
Accumulated other comprehensive income (loss)	128,569	(301,874)
Total Shareholders' Equity	7,376,567	5,878,318
Total Liabilities and Shareholders' Equity	9,781,216	7,802,597

Table 2: Consolidated statements of operations and comprehensive loss:

InMed Pharmaceuticals Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the year ended June 30, 2021 and 2020

Expressed in U.S. Dollar

	Year Ended June 30
	2021	2020
	$	$
Operating Expenses
Research and development and patents	5,338,084	5,811,266
General and administrative	4,479,333	3,227,167
Amortization and depreciation	120,866	112,429
Total operating expenses	9,938,283	9,150,862

Other Income (Loss)
Interest income	16,017	129,526
Finance expense	(360,350)	-
Unrealized gain on derivative warrants liability	242,628	-
Foreign exchange (loss) gain	(163,101)	82,187
Net loss for the period	(10,203,089)	(8,939,149)

Other Comprehensive Loss
Foreign currency translation gain (loss)	430,443	(419,838)
Total comprehensive loss for the period	(9,772,646)	(9,358,987)

Net loss per share for the year
Basic and diluted	(1.52)	(1.71)
Weighted average outstanding common shares
Basic and diluted	6,719,830	5,220,707

Table 3: Consolidated statements of cash flows:

InMed Pharmaceuticals Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended June 30, 2021 and 2020

Expressed in U.S. Dollars

	2021	2020
	$	$
Cash provided by (used in):
Operating Activities
Net loss for the period	(10,203,089)	(8,939,149)
Items not requiring cash:
Amortization and depreciation	120,866	112,429
Share-based compensation	610,193	994,401
Non-cash lease expense	107,828	89,816
Loss on disposal of assets	555	2,307
Received interest income on short-term investments	131	79,937
Unrealized gain on derivative warrants liability	(242,628)	-
Unrealized foreign exchange gain	(445)	-
Payments on lease obligations	(93,951)	(72,522)
Finance expense	360,350	-
Changes in non-cash working capital:		-
Prepaids and other assets	(823,172)	(126,560)
Other non-current assets	(14,161)	-
Accounts receivable	40,198	17,273
Accounts payable and accrued liabilities	346,685	467,392
Total cash used in operating activities	(9,790,640)	(7,374,676)
Investing Activities
Maturity of short-term investments	-	3,876,269
Purchase of short-term investments	-	(43,619)
Proceeds on disposal of property and equipment	-	541
Purchase of property and equipment	(1,725)	(42,573)
Total cash (used in) provided by investing activities	(1,725)	3,790,618
Financing Activities
Shares issued for cash	12,472,500	-
Share issuance costs	(1,617,778)	(30,993)
Total cash provided by (used in) financing activities	10,854,722	(30,993)
Effects of foreign exchange on cash and cash equivalents	494,960	(416,353)
Increase (decrease) in cash during the period	1,557,317	(4,031,404)
Cash and cash equivalents beginning of the period	5,805,809	9,837,213
Cash and cash equivalents end of the period	7,363,126	5,805,809

About InMed: InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”) and is developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Senior Director, Investor Relations

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Edison Group:

Joe Green/Laine Yonker

T: +1.646.653.7030/+1.646.653.7035

E: jgreen@edisongroup.com / lyonker@edisongroup.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: leading the way in the clinical development of cannabinol (“CBN”); developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines; leading the clinical development of cannabinol as a potential therapeutic option for diseases; solidifying a leadership position in the field of rare cannabinoids including in the manufacturing of rare cannabinoids; scaling-up IntegraSyn™ to larger batch sizes; evaluating the safety of INM-755 (cannabinol) cream and its preliminary efficacy in the INM-755-201 study; commencing patient enrollment the INM-755-201 study in the coming weeks; and completing INM-088 GLP studies by mid-2022.

With respect to the forward-looking information contained in this news release, InMed has made numerous assumptions regarding, among other things: continued and timely positive preclinical and clinical efficacy data; the speed of regulatory approvals; the ability to contract with suitable partners; demand for InMed’s products; and continued economic and market stability. While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: the outbreak and impact of COVID-19 may worsen; preclinical and clinical testing may not produce the desired results on a timely basis, or at all; regulatory applications may not be approved on a timely basis, or at all; cannabis licensing/importing issues may delay our projected development timelines; suitable partners may not be located; economic or market conditions may worsen; our existing cash runway may not allow us to complete our forthcoming significant milestones; the development of a proprietary biosynthesis manufacturing technology for the production of pharmaceutical-grade cannabinoids as well as a pipeline of medications targeting diseases with high unmet medical needs may not be as successful as desired, if at all. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s Form 10-K filed on sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.